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                                                                    Exhibit 10.1

                                                                  EXECUTION COPY

                                 AMENDMENT NO. 5

                          DATED AS OF JANUARY 25, 2006

                                       TO

                  RECEIVABLES PURCHASE AND SERVICING AGREEMENT

                           DATED AS OF AUGUST 30, 2002

          THIS AMENDMENT NO. 5 (this "AMENDMENT") is entered into as of January 25, 2006 by and among AVONDALE FUNDING, LLC ("FUNDING"), AVONDALE MILLS, INC. (the "SERVICER") and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, in its separate capacities as a committed purchaser (the "COMMITTED PURCHASER"), and as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") under the Receivables Purchase and Servicing Agreement referred to below. Capitalized terms used in this Amendment which are not otherwise defined herein shall have the meanings given such terms in Annex X to the Receivables Purchase and Servicing Agreement, as amended hereby.

                                    RECITALS:

          WHEREAS, Funding, the Servicer, the Committed Purchaser and the Administrative Agent are parties to a Receivables Purchase and Servicing Agreement dated as of August 30, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "RECEIVABLES PURCHASE AND SERVICING AGREEMENT"); and

          WHEREAS, Funding, the Servicer, the Committed Purchaser and the Administrative Agent have agreed to amend the Receivables Purchase and Servicing Agreement on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Funding, the Servicer, the Committed Purchaser and the Administrative Agent hereby agree as follows.

          1. AMENDMENTS TO RECEIVABLES PURCHASE AND SERVICING AGREEMENT. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Receivables Purchase and Servicing Agreement is hereby amended as follows:

     (a) Section 4.01 of the Receivables Purchase and Servicing Agreement is hereby amended to add the following clause (v) to the end of such section:

          (v) Approved Insurance Policies. Each Approved Insurance Policy insuring Transferred Receivables is in full force and effect and the Administrative Agent and the Committed Purchasers have been identified as loss payees

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     thereunder with respect to all of the applicable Transferred Receivables.
     No event or circumstance has occurred and is continuing which would impair any of the coverage of Transferred Receivables under any Approved Insurance Policy or would entitle any insurer to terminate any Approved Insurance Policy or any coverage of Transferred Receivables thereunder. All premiums due under all Approved Insurance Policies have been fully paid.

     (b) Section 5.01 of the Receivables Purchase and Servicing Agreement is hereby amended to add the following clause (j) to the end of such section:

          (j) Approved Insurance Policies. The Seller shall, and shall cause the Originator to (i) maintain in full force and effect each Approved Insurance Policy and (ii) take all actions and execute all documents as the Administrative Agent or any Committed Purchaser may reasonably request in order to ensure that the Administrative Agent and the Committed Purchasers shall be loss payees under each Approved Insurance Policy. If on any date, the Seller, the Servicer or the Originator is or becomes entitled to assert a claim under any Approved Insurance Policy in respect of any Transferred Receivable, the Seller (i) shall take or cause to be taken on such date or as soon as practical thereafter (and in any event prior to the last day on which such claim can be asserted under such Approved Insurance Policy) all actions necessary or appropriate to assert such claim under and in accordance with the terms of such Approved Insurance Policy and (ii) on each day thereafter until such claim is paid in full, (x) use its reasonable efforts (and cause the Originator and the Servicer to use their reasonable efforts) to ensure that such claim is processed as soon as practical thereunder, including, without limitation, by taking all action that the applicable insurer or the Administrative Agent may reasonably request in connection with the submission or processing of such claim and
     (y) diligently enforce (and cause the Servicer and the Originator to diligently enforce) the right to receive payment of such claim in accordance with the terms thereof including, without limitation, by instituting such enforcement actions against the applicable insurer as the Administrative Agent may reasonably request in respect of such claim. The Seller shall promptly forward to the Administrative Agent all material notices that it or any of its Affiliates receives from the insurer of any Approved Insurance Policy relating to any Approved Insurance Policy. The Seller shall not cancel (and will cause the Originator not to cancel) any Approved Insurance Policy without providing at least 15 days' prior written notice thereof to the Administrative Agent. The Seller shall not amend any Approved Insurance Policy without the prior written consent of the Administrative Agent.

     (c) Section 7.07 of the Receivables Purchase and Servicing Agreement is hereby amended to add the following clause (e) to the end of such section:

          (e) Approved Insurance Policies. The Servicer shall (i) maintain in full force and effect each Approved Insurance Policy and (ii) take all actions and execute all documents as the Administrative Agent or any Committed Purchaser may reasonably request in order to ensure that the Administrative Agent and the


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     Committed Purchasers shall be loss payees under each Approved Insurance
     Policy. If on any date the Seller, the Servicer or the Originator is or becomes entitled to assert a claim under any Approved Insurance Policy in respect of any Transferred Receivable, the Servicer (i) shall take or cause to be taken on such date or as soon as practical thereafter (and in any event prior to the last day on which such claim can be asserted under such Approved Insurance Policy) all actions necessary or appropriate to assert such claim under and in accordance with the terms of such Approved Insurance Policy and (ii) on each day thereafter until such claim is paid in full, (x) use its reasonable efforts to ensure that such claim is processed as soon as practical thereunder, including, without limitation, by taking all action that the applicable insurer or the Administrative Agent may reasonably request in connection with the submission or processing of such claim and (y) diligently enforce the right to receive payment of such claim in accordance with the terms thereof including, without limitation, by instituting such enforcement actions against the insurer as the Administrative Agent may reasonably request in respect of such claim. The Servicer shall promptly forward to the Administrative Agent all material notices that it receives from the insurer of any Approved Insurance Policy relating to any Approved Insurance Policy.

     (d) The definition of "Activation Event" appearing in Annex X of the Receivables Purchase and Servicing Agreement is hereby amended and restated in its entirety to read as follows:

          "Activation Event" means, at any date, that Liquidity Availability is less than the Specified Amount at such date and the average Liquidity Availability during the four week period immediately preceding such date is the Specified Amount or less, with such Activation Event being deemed to exist thereafter until such time, if any, as a Deactivation Event shall occur.

     (e) The definition of "Availability Block" appearing in Annex X of the Receivables Purchase and Servicing Agreement is hereby amended and restated in its entirety to read as follows:

          "Availability Block" means (i) for the period from January 25, 2006 until May 31, 2007, $0; provided, that, if an Insurance Event occurs during such period, the "Availability Block" shall mean $10,000,000, and (ii) at all times after May 31, 2007, $10,000,000.

     (f) The definition of "Deactivation Event" appearing in Annex X of the Receivables Purchase and Servicing Agreement is hereby amended and restated in its entirety to read as follows:

          "Deactivation Event" means, subsequent to any Activation Event, any period of 90 consecutive days during which Liquidity Availability at all times exceeds the Specified Amount and at the end of such 90-day period no Termination Event, Incipient Termination Event, Servicer Termination Event or Incipient Servicer Termination Event has occurred and is then continuing.


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     (g) The definition of "Eligible Receivable" appearing in Annex X of the
Receivables Purchase and Servicing Agreement is hereby amended to amend and restate clause (b) of such definition in its entirety as follows:

          (b) that is not a liability of an Obligor (i) organized under the laws of any jurisdiction outside of the United States of America (including the District of Columbia but otherwise excluding its territories and possessions) or (ii) having its principal place of business outside of the United States of America (including the District of Columbia but otherwise excluding its territories and possessions) or Canada; provided, that a Transferred Receivable otherwise satisfying the requirements of "Eligible Receivable" but for this clause (b) may constitute an Eligible Receivable
     (x) if and solely to the extent that the payment thereof is (i) insured by an Approved Insurance Policy (without giving effect to any deductible applicable thereto) that is in full force and effect or (ii) supported by a letter of credit issued by a financial institution reasonably acceptable to the Administrative Agent and (y) if and solely to the extent that the Outstanding Balance of such Transferred Receivable, when added to the Outstanding Balance of all other Transferred Receivables then constituting "Eligible Receivables" by reason of this proviso, does not exceed an amount equal to $8,500,000; provided, further, that, a Transferred Receivable that constitutes an "Eligible Receivable" by reason of the preceding proviso shall not constitute an "Eligible Receivable" to the extent that the applicable insurer has denied that it is liable for the payment on such Transferred Receivable under the applicable Approved Insurance Policy;

     (h) The definition of "Maximum Purchase Limit" appearing in Annex X of the Receivables Purchase and Servicing Agreement is hereby amended and restated in its entirety to read as follows:

          "Maximum Purchase Limit" shall mean $50,000,000, as such amount may be reduced in accordance with Section 2.02(a) of the Purchase Agreement.

     (i) Clause (iii) of the definition of "Special Limit" appearing in Annex X of the Receivables Purchase and Servicing Agreement is amended to delete the reference to the percentage "10%" appearing in such clause and to replace such percentage with the percentage "15%."

     (j) Annex X of the Receivables Purchase and Servicing Agreement is hereby amended to add the following defined terms in the appropriate alphabetical locations:

          "Approved Insurance Policy" means any credit insurance policy (i) of which the Administrative Agent and each Committed Purchaser has become a loss payee in respect of the Transferred Receivables covered under such credit insurance policy, (ii) underwritten by (A) Euler Hermes ACI (unless the Administrative Agent reasonably determines that the credit quality of Euler Hermes ACI has materially and adversely deteriorated since January 1,
     2006) or (B) another insurer approved in writing by the Administrative Agent in its sole


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     discretion and (iii) satisfying such other criteria as the Administrative
     Agent deems to be relevant in the exercise of its reasonable credit judgment.

          "Insurance Event" means the receipt by Avondale Incorporated and its Subsidiaries from the insurance providers of Avondale Incorporated and its Subsidiaries, in connection with the train collision, train derailment, release of chlorine and other gases, and other events occurring because of the foregoing described train collision, train derailment and release of chlorine and other gases near the facilities of Avondale Incorporated and its Subsidiaries in Graniteville, South Carolina on January 6, 2005 (the "Derailment"), of an amount that is at least $60,000,000 more that the amounts actually paid by Avondale Incorporated and its Subsidiaries in connection with the chlorine abatement and rehabilitation of the chlorine damage in connection with the Derailment.

          "Specified Amount" means (i) for the period from January 20, 2006 until May 31, 2007, (A) if no Insurance Event has occurred, $10,000,000 or
     (B) if an Insurance Event has occurred, $20,000,000 and (ii) at all times after May 31, 2007, $20,000,000.

     (k) Annex G to the Receivables Purchase and Servicing Agreement is hereby amended to amend and restate paragraphs (a) and (b) of thereof in their entirety as follows:

               (a) Minimum Fixed Charge Coverage Ratio. With respect to any Fiscal Quarter in which Liquidity Availability falls below the Specified Amount and average Liquidity Availability during the four calendar week period immediately preceding such date is the Specified Amount or less, Parent and its Subsidiaries shall have on a consolidated basis, as of the end of the most recent calendar month, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than 1.0 to 1.0.

               (b) Minimum EBITDA. With respect to any Fiscal Quarter in which Liquidity Availability falls below the Specified Amount and average Liquidity Availability during the four calendar week period immediately preceding such date is the Specified Amount or less, Parent and its Subsidiaries on a consolidated basis shall have, as of the end of the most recent calendar month, as set forth below, EBITDA for the 12-month period then ended of not less than $35,000,000.

          2. CONDITIONS OF EFFECTIVENESS OF THIS AMENDMENT. This Amendment shall become effective as of the date hereof (the "EFFECTIVE DATE") when, and only when, the Administrative Agent shall have received each of the following:

     (a) counterparts of this Amendment duly executed by each of Funding, the Servicer, the Committed Purchaser, the Administrative Agent and the Collateral Agent; and

     (b) evidence that each of the conditions precedent to the effectiveness of that certain Amendment No. 4 to Credit Agreement among Avondale Mills, Inc., Avondale Mills


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Graniteville Fabrics, Inc. and General Electric Capital Corporation in its
respective capacities as Lender and as Agent have been satisfied.

          3. REPRESENTATIONS AND WARRANTIES.

          3.1 Upon the effectiveness of this Amendment, each of Funding and the Servicer (a) hereby reaffirms all covenants, representations and warranties made by it in the Receivables Purchase and Servicing Agreement and each other Related Document to the extent the same are not amended hereby and except to the extent the same expressly relates solely to an earlier date, (b) agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the Effective Date, (c) represents and warrants that, as of the Effective Date and after giving effect hereto, no Termination Event, Incipient Termination Event, Event of Servicer Termination or Incipient Servicer Termination Event has occurred and is continuing and (d) represents and warrants that no event or circumstance has occurred since the Closing Date that has resulted, or could reasonably be expected to result in, a Material Adverse Effect.

          3.2 Each of Funding and the Servicer hereby represents and warrants that this Amendment and each of the Receivables Purchase and Servicing Agreement, as amended hereby, (i) are within the corporate or limited liability company powers of such Person, (ii) have been duly authorized by all necessary corporate or limited liability company action, (iii) have received all necessary governmental approvals, (iv) do not and will not contravene or conflict with any provision of law or the applicable charter, by-laws, operating agreement or other organizational documents of such Person or any such Person and (v) constitute legal, valid and binding obligations of such Person and are enforceable against such Person in accordance with their respective terms.

          4. REFERENCE TO AND EFFECT ON RELATED DOCUMENTS.

          4.1 Upon the effectiveness of this Amendment pursuant to Section 2 hereof, on and after the Effective Date, each reference to Annex X and the Receivables Purchase and Servicing Agreement in any of the Related Documents shall mean and be a reference to Annex X or the Receivables Purchase and Servicing Agreement, as the case may be, as amended hereby.

          4.2 Except as specifically set forth above, Annex X and the Receivables Purchase and Servicing Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

          4.3 The execution, delivery and effectiveness of this Amendment shall neither, except as expressly provided herein, operate as a waiver of any right, power or remedy of Funding, the Committed Purchaser, the Administrative Agent or the Collateral Agent, nor constitute a waiver of any provision of any of the Related Documents, or any other documents, instruments and agreements executed and/or delivered in connection therewith.

          4.4 Each party hereto agrees and acknowledges that this Amendment constitutes a Related Document under and as defined in the Receivables Purchase and Servicing Agreement.


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          5. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

          6. COUNTERPARTS. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          7. ENTIRE AGREEMENT. This Amendment, taken together with the Receivables Purchase and Servicing Agreement and all of the other Related Documents, embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

          8. GOVERNING LAW. THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

          9. NO COURSE OF DEALING. The Committed Purchaser and the Administrative Agent have entered into this Amendment on the express understanding with Funding and the Servicer that in entering into this Amendment the Committed Purchaser and the Administrative Agent are not establishing any course of dealing with Funding or the Servicer. The rights of the Committed Purchaser and the Administrative Agent to require strict performance with all the terms and conditions of the Receivables Purchase and Servicing Agreement as amended by this Amendment and the other Related Documents shall not in any way be impaired by the execution of this Amendment. Neither the Committed Purchaser nor the Administrative Agent shall be obligated in any manner to execute any further amendments or waivers, and if such waivers or amendments are requested in the future, assuming the terms and conditions thereof are acceptable to them, the Committed Purchaser and the Administrative Agent may require the payment of fees in connection therewith.

          10. WAIVER OF CLAIMS. In consideration for the execution by the Committed Purchaser and the Administrative Agent of this Amendment, each of Funding and the Servicer hereby waives each and every claim, defense, demand, action and suit of any kind or nature whatsoever against each of the Committed Purchaser, the Administrative Agent, the Operating Agent, the Collateral Agent and each other Affected Party arising on or prior to the date hereof in connection with the Purchase Agreement, any of the Related Documents and the transactions contemplated thereby.

          11. EXPENSES. In consideration for the execution by the Committed Purchaser, the Administrative Agent and the Collateral Agent of this Amendment, each of Funding and the Servicer severally agrees to promptly reimburse each of the Committed Purchaser, the Administrative Agent and the Collateral Agent for all of the reasonable out-of-pocket expenses, including, without limitation, attorneys' and paralegals' fees and expenses, it


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has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Amendment.

          12. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon each of Funding and the Servicer, the Committed Purchaser, the Administrative Agent and the Collateral Agent and their respective successors and assigns and shall inure to the benefit of each such Person.

          13. INTEGRATION. This Amendment contains the entire understanding of the parties hereto with regard to the subject matter contained herein. This Amendment supercedes all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every nature whatsoever with respect to the matters contained in this Amendment, all of which have become merged and finally integrated into this Amendment. Each of the parties hereto understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Amendment, no party shall be entitled to offer or introduce into evidence any oral promises or oral agreements among the parties relating to the subject matter of this Amendment not included or referred to herein and not reflected by a writing included or referred to herein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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          IN WITNESS WHEREOF, this Amendment No. 5 has been duly executed as of the day and year first above written.

                                        AVONDALE FUNDING, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        AVONDALE MILLS, INC., as the Servicer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        GENERAL ELECTRIC CAPITAL CORPORATION,
                                        as Committed Purchaser


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Duly Authorized Signatory


                                        GENERAL ELECTRIC CAPITAL CORPORATION,
                                        as Administrative Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Duly Authorized Signatory

Acknowledged and Agreed to as of the
date first written above:


GENERAL ELECTRIC CAPITAL CORPORATION,
as Collateral Agent


By:
    ---------------------------------
Name:
      -------------------------------
Title: Duly Authorized Signatory